   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2007
Date of Report (Date of earliest event reported)

ELECTRONIC CONTROL SECURITY INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-30810	22-2138196
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

790 Bloomfield Avenue, Building C, Suite 1
Clifton, New Jersey 07012

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (973) 574-8555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 5, 2007, Electronic Control Security Inc. (the “Company”) terminated the escrow agreement (the “Escrow Agreement”) between the Company, Hyundai Syscomm Corp. (“Hyundai”) and Hirshfield Law (the “Escrow Agent”). The Escrow Agreement was entered into in connection with a strategic alliance (the “Hyundai Strategic Alliance”) between the Company and Hyundai, the details of which are more fully disclosed in Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 3, 2007 (the “January 3rd 8-K”). The Escrow Agreement was filed as Exhibit 99.5 to the January 3rd 8-K.

Pursuant to the Escrow Agreement, the Company deposited 4.8 million shares (the “Funding Shares”) of its Common Stock, $0.001 par value (the “Common Stock”), in the name of Hyundai in escrow with the Escrow Agent, in consideration for Hyundai’s agreement to provide $1.2 million in order to fund the Company’s repurchase of its outstanding Senior Secured Convertible Debentures issued in January 2006 (the “Repurchase Funding”). Upon Hyundai’s provision of the Repurchase Funding, 3 million shares were to be delivered out of escrow to Hyundai (reflecting a per share purchase price of $0.40), and the remaining 1.8 million shares were to be delivered out of escrow to Hyundai at such time as the Company receives purchase orders or other indicia that shall provide the Company’s Board of Directors with the comfort, in its sole discretion, that Hyundai was living up to the terms of the sub-contract entered into in connection with the Hyundai Strategic Alliance (the “Sub-Contract”). Under the terms of the Escrow Agreement, the Company had the unilateral right to terminate the Escrow Agreement on written notice at any time after January 15, 2007 if Hyundai did not provide the Repurchase Funding by such date.

Although Hyundai had informed the Company that it intended to consummate the Repurchase Funding by March 17, 2007, based upon communications received from Hyundai and its counsel the Company no longer believes that Hyundai intends to provide the Repurchase Funding by such date. Accordingly, the Company exercised its right to terminate the Escrow Agreement effective March 5, 2007. Under the terms of the Escrow Agreement, the Escrow Agent is required to return the Funding Shares to the Company, at which time they would be cancelled and returned to treasury. To date, the Escrow Agent has not returned the Funding Shares. Hyundai’s intention to not provide the Repurchase Funding is not based on any action or inaction of the Company but, as Hyundai verbally advised, on certain limitations imposed by its Korean based parent company.

Under the terms of the Hyundai Strategic Alliance, the parties’ respective rights and obligations under the Sub-Contract are not impaired by the termination of the Escrow Agreement. Accordingly, to the extent that Hyundai does not honor its rights under the Sub-Contract, the Company intends to investigate all available remedies against Hyundai with respect thereto. The Company has received verbal assurances from Hyundai that it intends to honor its commitments under the Sub-Contract.

The Company believes that it would have strong claims against Hyundai and the Escrow Agent to the extent that the contractual terms referenced above are not honored. However, litigation is subject to inherent uncertainties, and, accordingly, there can be no assurance as to the ultimate success or cost-efficiency of any action taken with respect to such claims.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2007
ELECTRONIC CONTROL SECURITY INC.

	By:	/s/ Arthur Barchenko
Arthur Barchenko, Chief Executive Officer